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                                  Exhibit 1.4

                                 June 24, 2003

Bell, Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

RE: Nuveen Preferred and Convertible Income Fund 2

Ladies and Gentlemen:

As special Massachusetts counsel for Nuveen Preferred and Convertible Income Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on May 21, 2003.

In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933.

                           Very truly yours,

                           /s/ BINGHAM McCUTCHEN LLP